Exhibit 99.1

SUPER LEAGUE GAMING APPOINTS MEDIA & TECH INDUSTRY VETERAN MARK JUNG TO ITS BOARD OF DIRECTORS

Senior Executive and Founder of IGN Entertainment Brings Nearly 30 Years of Experience in the Digital Entertainment Industry

Santa Monica, Calif. - (May 14, 2019) - Super League Gaming (“Super League,” or the “Company”) (NASDAQ: SLGG), a leading platform unifying communities of amateur esports players and fans across game titles and skill levels, has appointed Mark Jung, one of the most notable gaming and media executives in the industry, to its board of directors, effective May 14, 2019. His appointment expands the board to seven members with five serving independently.

Jung has spent almost three decades serving as a C-suite executive at several prominent companies within the digital entertainment industry, and also has extensive public and private board member experience. He is the founder of IGN Entertainment, which he took public and subsequently sold to News Corp. During his tenure at News Corp, Jung served as COO of the Fox Interactive Media Group, where he oversaw all of its internet properties and related operations worldwide.

Throughout his career, Jung has been integral in pioneering gaming communities and creating a demand for gaming-related content in the market. He has also successfully navigated the transition from private to public, and will share key learnings with Super League, which made its Initial Public Offering in February of this year.
“Mark’s deep experience in the digital entertainment and video game industries will provide Super League with invaluable knowledge that will accelerate our audience development and content monetization strategies,” said Ann Hand, chair of the board, president and CEO of Super League. “Given his impressive background, Mark has the right expertise to help guide Super League’s ever-expanding platform that offers gamers ways to compete, socialize, spectate and celebrate the amateur esports lifestyle.”

Jung commented on his appointment: “As the esports industry continues to experience significant growth and becomes more mainstream, Super League is well positioned to capitalize on this momentum with its unique platform built for people of all ages and skill levels. I look forward to leveraging my experience to provide the insights needed to grow the Company’s footprint.”

Jung holds a Master of Business Administration from the Stanford University Graduate School of Business and a Bachelor of Science in electrical engineering from Princeton University.

About Super League Gaming
Super League Gaming, Inc. is a leading esports community and content platform for amateur esports players, fans and friends of all ages and skill levels. With a focus on positive and inclusive gameplay, Super League enables players to experience their sport like the pros while also developing sportsmanship, communication and team-building skills. Powered by a proprietary technology platform, Super League operates physical and digital experiences in partnership with publishers of top-tier games. Local movie theatres, PC cafes, restaurant and entertainment venues are transformed into esports arenas where gamers compete, socialize, spectate and celebrate the amateur esports lifestyle. Super League’s platform offers unique amateur esports experiences that not only ratchet up the competition for avid gamers, but also attract audiences with elite amateur broadcasts that transform physical venues as well as fuel SuperLeagueTV’s Twitch and YouTube channels.

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the Company’s business and expectations regarding future performance. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: uncertainty regarding viability; ability to achieve positive cash flow from operations; market acceptance of the Company’s technology and services; the ability to complete software development plans in a timely manner; changes in relationships with third parties; the Company’s ability to obtain patents and defend IP against competitors; the impact of competitive products and solutions; the Company’s ability to maintain and enhance its brand, as well as other risk factors included in the Company’s Registration Statement on Form S-1 and other reports filed with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Relations:
Sean McGowan and Cody Slach
Gateway Investor Relations
(949) 574-3860
SLG@gatewayir.com

Media Contact:
Ann Kaiser
(212) 918-2029
ann@high10media.com